Exhibit 10.8(b)

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is dated as of March 1, 2004 by and between NetBank, Inc. (the “Company”) and R. Theodore Brauch (the “Executive”).

The Employment Agreement between the Company and the Executive dated as of April 1, 2002 (the “Original Employment Agreement”) is hereby amended as follows:

1.  Amendment to Term.  Section 1.10 of the Original Employment Agreement defining the term “Term” is hereby amended and restated to read as follows:

“1.10                     “Term” means the period commencing on the date hereof and ending on April 1, 2006.”

2.  Base Salary; Incentive Compensation.   The terms “Base Salary” and “Incentive Compensation” as defined in Sections 1.4 and 4.2(a), respectively, are hereby amended to reflect whatever Base Salary and Incentive Compensation that is determined by the Chief Executive Officer and approved by the Compensation Committee, from time to time; provided, however, that so long as the Executive performs his or her duties and obligations satisfactorily, neither the Base Salary nor the target percentage of Incentive Compensation shall be decreased, without the written consent of the Executive.

3.  Amendment to Reflect Paid Time Off.   Section 4.3(c) of the Original Employment Agreement setting forth benefits for vacation time is hereby amended and restated to read as follows:

“(c)   On a non-cumulative basis, the Executive shall be entitled to such days of paid time off each year as prescribed for similarly situated officers, during which his compensation shall be paid in full, and which shall be taken as approved in advance by the Company, taking into account the requirements of the Company.”

The amendments set forth above shall be effective immediately.  All other terms and provisions of the Original Employment Agreement shall remain unaffected by this Amendment.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

COMPANY:		EXECUTIVE:

NETBANK, INC.

/s/ R. Theodore Brauch
By:	/s/ Douglas K. Freeman	Name: R. Theodore Brauch
Douglas K. Freeman
Chairman and Chief Executive Officer